CERTIFICATION OF

PRINCIPAL EXECUTIVE OFFICER AND

PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO SECTION 906

OF THE SARBANES-OXLEY ACT of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Charles Schoninger, the President, Chief Executive Officer and Chief Financial Officer of USA InvestCo Holdings, Inc., hereby certify, that, to my knowledge:

1.	The Annual Report on Form 10-K for the year ended February 28, 2013, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such Annual Report on Form 10-K for the year ended February 28, 2013, fairly presents, in all material respects, the financial condition and results of operations of USA InvestCo Holdings, Inc.

Date: June 13, 2013

USA InvestCo Holdings, Inc.

/s/ Charles Schoninger
Charles Schoninger Principal Executive Officer Principal Financial Officer